EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Body and Mind Inc. on Form S-8 [FILE NO. 333-237700] of our report dated November 18, 2021, with respect to our audit of the consolidated financial statements of Body and Mind Inc. as of July 31, 2021 and for the year ended July 31, 2021, which report is included in this Annual Report on Form 10-K of Body and Mind Inc. for the year ended July 31, 2021.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

November 18, 2021